UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2014

Big Heart Pet Brands

(Exact name of registrant as specified in its charter)

Delaware	333-107830-05	75-3064217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2014, Big Heart Pet Brands (formerly known as Del Monte Corporation and as referred to herein, the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of March 8, 2011 (the “Credit Agreement”), among Blue Acquisition Group, Inc., the Company, the lending institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

The Amendment, among other things, (1) lowers the LIBOR rate floor on term loans under the Credit Agreement from 1.00% to 0.75% and the base rate floor from 2.00% to 1.75%; (2) establishes the applicable interest margin at 2.75% on LIBOR rate loans and at 1.75% on base rate loans; and (3) extends the maturity date of the initial term loans to March 8, 2020 from March 8, 2018.

Except as modified by the Amendment, the terms, conditions, obligations, covenants and agreements contained in the Credit Agreement remain in full force and effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 2-Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On February 11, 2014, the Company issued a notice pursuant to the Indenture governing its $1,300.0 million currently outstanding 7.625% Senior Notes due 2019 (the “Notes”) that it intended to redeem an aggregate principal amount of $400.0 million of the Notes (the “Redeemed Notes”) on March 13, 2014 (the “Redemption Date”). The Company’s obligation to pay the redemption price on the Redemption Date was conditioned upon the completion, prior to the Redemption Date, of the sale of the Company’s consumer products business and a related amendment of the Company’s credit facilities, pursuant to which the Company intended to repay approximately $881.0 million of the $2,607.4 million Term Loan B then outstanding. These conditions have now been satisfied and the Company’s obligation to redeem the Redeemed Notes is now unconditional. On the Redemption Date, the Redeemed Notes will be redeemed at a redemption price equal to 103.813% of their aggregate principal amount plus accrued and unpaid interest to the Redemption Date.

Section 9-Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2, dated as of February 24, 2014, to the Credit Agreement, dated as of March 8, 2011, among Blue Acquisition Group, Inc., the Company, the lending institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG HEART PET BRANDS

Date: February 27, 2014	By:	/s/ Timothy S. Ernst
Name: Timothy S. Ernst
Title: Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 2, dated as of February 24, 2014, to the Credit Agreement, dated as of March 8, 2011, among Blue Acquisition Group, Inc., the Company, the lending institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.